FAIRNESS OPINION PRESENTATION
TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                                 Project Horizon

                       [US BANCORP PIPER JAFFRAY(R) LOGO]

                           January 27, 2000

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                               Section


Description of Horizon                                            1

    -   Company Overview

    -   Recent Performance Issues

Overview of Transaction                                           2

    -   Transaction Background

    -   Proposed Deal Structure and Terms

Due Diligence Procedures                                          3

Summary of Valuation Analyses                                     4

Appendices

    Portfolio Run-Off and Liquidation/Sale Analyses               A

    Discounted Dividend Stream Analysis                           B

    Comparable Merger and Acquisition Transaction Analysis        C

    Implied Premiums Paid Analysis                                D

    Comparable Public Company Analysis                            E


PROJECT HORIZON                                  U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

    COMPANY OVERVIEW

         - Horizon (or the "Company"), incorporated in Minnesota in February 1989, is a lessor of principally high technology, telecommunications and other capital equipment.

         - Horizon has two lease origination platforms referred to as ILC/Vendor and SLC/Direct. ILC/Vendor develops market-oriented vendor programs emphasizing the formulation of customized lease and rental programs for vendors of high technology and other equipment. SLC/Direct provides its customers with lease financing for high technology, telecommunications and other capital equipment. All of Horizon's leases are noncancelable "net" leases with terms ranging from six months to five years, although the vast majority have terms in the one to three year category.

         - The majority of Horizon's leases are accounted for as operating leases for financial reporting purposes. At completion of the initial lease term, the lessee may return the equipment, renew the lease for an additional term or purchase the equipment. If the equipment is returned to Horizon, it is either re-leased to another customer or sold in the secondary market as used equipment.

         - Residual values, which are recorded on Horizon's balance sheet, represent the estimated value of the equipment at the completion of the lease. Horizon realizes estimated residual values at lease completion through: (i) renewal or extension of the original lease,
           (ii) sale of the equipment to the lessee or a new user or (iii) leasing the equipment to a new user.

PROJECT HORIZON                 1-1              U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

    RECENT PERFORMANCE ISSUES

       Capital Market Issues

           -   Stagnant stock price
           -   Small market capitalization
           -   Limited trading volume and float
           -   Large insider holdings
           -   Limited institutional support
           -   Lack of research sponsorship

       Business Platform Concerns

           - Increased rate of obsolescence on [two vendors'] equipment
                - acceleration of depreciation compresses leasing gross margin
           - Large vendor of Horizon to begin writing leases on its own behalf
                - [under an alliance with a major leasing company]
           - Elimination of SLC/Direct salesforce
           - Increased utilization of recourse debt to finance equipment purchases
           - Rising interest rates compress leasing gross margin

PROJECT HORIZON                 1-2              U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

RECENT MARKET PERFORMANCE


                                                                       HORIZON

    Stock Market                                                          NASDAQ

    Stock Price as of 1/26/00:

         --   Last Close                                             $      5.38
         --   Last Bid                                               $      5.25
         --   Last Ask                                               $      5.63
         --   30 Day Average                                         $      5.31
         --   60 Day Average                                         $      5.20
         --   90 Day Average                                         $      5.17
         --   180 Day Average                                        $      4.92
         --   Stock Price as of September 7,1999 (1)                 $      4.25

    For the 52 week period ending 1/26/00:
         --   Low                                                    $      2.88
         --   High                                                   $      5.81
         --   Average Daily Volume                                         8,575

    Summary Capitalization:

         Common Stock Outstanding as of 1/26/00                        6,636,253
         1/26/00 Close                                               $      5.38
                                                                     -----------
         Market Capitalization                                       $35,669,860
                                                                     ===========

Annual Dividends per Share                                           $      0.00
Dividend Yield                                                              0.00%


(1) The day preceding Horizon's announcement of receipt of proposal from management.

PROJECT HORIZON                 1-3              U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

    RECENT MARKET PERFORMANCE

                      WEEKLY STOCK PRICE/VOLUME PERFORMANCE
                                1/26/98 - 1/26/00


                                  [LINE GRAPH]


DATE                 VOLUME            HIGH              LOW              CLOSE

 1/23/98              20.7             2.94              2.75              2.94
 1/30/98             112.7             3.00              2.63              2.69
 2/06/98              61.9             2.88              2.63              2.69
 2/13/98             157.9             3.06              2.69              2.81
 2/20/98             162.1             2.88              2.81              2.88
 2/27/98             291.5             3.06              2.88              3.00
 3/06/98             173.5             3.31              3.00              3.00
 3/13/98              57.9             3.44              3.13              3.19
 3/20/98              59.1             3.50              3.19              3.25
 3/27/98              49.3             3.69              3.38              3.69
 4/03/98              52.9             3.88              3.63              3.75
 4/09/98              48.8             3.88              3.69              3.75
 4/17/98              17.0             3.81              3.56              3.75
 4/24/98               5.3             3.75              3.56              3.56
 5/01/98              15.4             3.63              3.25              3.56
 5/08/98              12.8             3.50              3.38              3.38
 5/15/98               6.4             3.63              3.25              3.25
 5/22/98              18.7             3.50              3.25              3.38
 5/29/98              28.3             3.50              3.19              3.31
 6/05/98              63.6             3.38              3.13              3.13
 6/12/98              17.7             3.25              3.00              3.25
 6/19/98              49.9             3.19              3.00              3.00
 6/26/98             136.6             3.50              3.00              3.47
 7/02/98              15.8             3.50              3.44              3.44
 7/10/98              54.4             3.56              3.44              3.50
 7/17/98             108.6             4.00              3.50              4.00
 7/24/98              98.5             4.38              4.00              4.13
 7/31/98              65.8             4.31              4.00              4.25
 8/07/98              32.0             4.19              3.88              3.88
 8/14/98              17.3             4.00              3.75              3.75
 8/21/98              21.5             3.75              3.25              3.50
 8/28/98              66.4             3.50              3.25              3.50
 9/04/98              43.3             3.25              2.88              3.25
 9/11/98              40.2             3.25              3.00              3.09
 9/18/98              32.2             3.09              2.88              2.88
 9/25/98              87.7             2.88              2.25              2.63
10/02/98              14.9             3.00              2.63              2.88
10/09/98              17.0             3.00              2.63              2.63
10/16/98              47.1             3.50              2.75              3.00
10/23/98               9.9             3.19              3.00              3.06
10/30/98              42.9             3.63              3.00              3.38
11/06/98              23.7             3.75              3.44              3.50
11/13/98              79.8             3.75              3.44              3.75
11/20/98              52.5             3.75              3.50              3.56
11/27/98             683.5             3.88              3.50              3.63
12/04/98               8.6             3.75              3.25              3.25
12/11/98              10.0             3.50              3.25              3.25
12/18/98              85.8             3.38              3.13              3.25
12/24/98              27.2             3.31              3.25              3.25
12/31/98              12.6             3.31              3.25              3.25
 1/08/99              54.1             3.38              3.13              3.31
 1/15/99              22.7             3.50              3.25              3.25
 1/22/99              19.3             3.38              3.00              3.25
 1/29/99              44.8             3.38              3.13              3.38
 2/05/99              26.0             3.25              3.13              3.19
 2/12/99              21.9             3.25              3.13              3.13
 2/19/99              10.3             3.44              3.13              3.31
 2/26/99              11.2             3.38              3.00              3.00
 3/05/99              20.8             3.25              2.88              3.06
 3/12/99              22.9             3.25              3.00              3.19
 3/19/99              62.2             3.38              3.00              3.19
 3/26/99              14.2             3.38              3.25              3.31
 4/01/99              43.3             3.56              3.25              3.44
 4/09/99              29.2             3.81              3.38              3.80
 4/16/99              10.1             4.00              3.38              3.72
 4/23/99               5.0             3.88              3.50              3.63
 4/30/99               1.6             3.75              3.63              3.69
 5/07/99              78.0             4.00              3.55              3.81
 5/14/99              80.8             4.25              3.75              4.00
 5/21/99              34.1             4.25              3.63              4.19
 5/28/99              19.4             4.19              3.94              4.09
 6/04/99              22.1             4.13              4.00              4.13
 6/11/99              37.2             4.50              4.06              4.25
 6/18/99              16.2             4.38              4.00              4.19
 6/25/99              14.9             4.38              4.25              4.25
 7/02/99              64.1             4.75              4.09              4.50
 7/09/99              18.2             4.75              4.28              4.28
 7/16/99              51.1             4.50              4.19              4.25
 7/23/99              12.2             4.50              4.25              4.38
 7/30/99              42.9             4.75              4.00              4.30
 8/06/99              31.7             4.38              4.00              4.06
 8/13/99              14.0             4.50              4.00              4.13
 8/20/99              20.6             4.25              4.00              4.25
 8/27/99              87.1             4.56              4.13              4.38
 9/03/99              22.0             4.56              4.19              4.34
 9/10/99              44.4             5.75              4.19              5.00
 9/17/99              44.2             5.25              5.06              5.13
 9/24/99             164.7             5.19              5.00              5.03
10/01/99              75.8             5.19              5.00              5.00
10/08/99              88.4             5.19              4.94              5.03
10/15/99              80.7             5.13              4.81              5.03
10/22/99              32.1             5.03              4.81              4.91
10/29/99              55.1             5.00              4.81              4.91
11/05/99              55.6             5.38              4.88              5.38
11/12/99              38.2             5.31              5.13              5.13
11/19/99              35.9             5.19              4.81              5.03
11/26/99              32.9             5.25              4.75              5.16
12/03/99              75.5             5.25              4.94              5.03
12/10/99              44.5             5.25              4.88              5.14
12/17/99              54.9             5.25              4.88              5.06
12/23/99              48.8             5.06              4.88              5.06
12/31/99              78.1             5.25              4.94              5.23
 1/07/00              90.4             5.38              4.88              5.38
 1/14/00              43.3             5.38              5.13              5.38
 1/21/00               1.9             5.81              5.13              5.69
 1/26/00               7.7             5.69              5.25              5.38


PROJECT HORIZON                 1-4              U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

   RECENT MARKET PERFORMANCE


                  ANALYSIS OF TRADING VOLUME AT VARIOUS PRICES

                                1/26/98-1/26/00

                                  [BAR GRAPH]


                       PRICE RANGE             VOLUME
                       -----------             ------
                       $2.01-$2.50             14,200
                       $2.51-$3.00          1,043,600
                       $3.01-$3.50          1,744,100
                       $3.51-$4.00          1,084,700
                       $4.01-$4.50            591,800
                       $4.51-$5.00            357,900
                       $5.01-$5.25            765,800
                       $5.26-$5.50             74,000
                       $5.51-$6.00              1,700

                                  PRICE RANGE

PROJECT HORIZON                       1-5        U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

   RECENT MARKET PERFORMANCE


                  ANALYSIS OF TRADING VOLUME AT VARIOUS PRICES

                                9/8/99 - 1/26/00

                                  [BAR GRAPH]


                   PRICE RANGE                      VOLUME
                   -----------                      ------
                   $2.01-$2.50                           0
                   $2.51-$3.00                           0
                   $3.01-$3.50                           0
                   $3.51-$4.00                           0
                   $4.01-$4.50                           0
                   $4.51-$5.00                      348800
                   $5.01-$5.25                      765800
                   $5.26-$5.50                    74000.00
                   $5.51-$6.00                        1700


                                  PRICE RANGE


PROJECT HORIZON                       1-6        U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON

    RECENT MARKET PERFORMANCE

                        Daily Relative Price Performance

                                1/26/98 - 1/26/00

                 [Line Graph Comparing Company's performance to
                  (1) Comparible Company Group which includes:
                  AMPI, BTOB, ELRC, LNCC, REXI, TWFC and UCP;
                       (2) Nasdaq; (3) S&P 500 Composite;
                     and (4) Dow Jones Industrial Average]


PROJECT HORIZON                 1-7              U.S. BANCORP PIPER JAFFRAY INC.

DESCRIPTION OF HORIZON
--------------------------------------------------------------------------------

RECENT MARKET PERFORMANCE


                        DAILY RELATIVE PRICE PERFORMANCE
                                9/8/99 - 1/26/00

                 [Line Graph Comparing Company's performance to
                  (1) Comparible Company Group which includes:
                  AMPI, BTOB, ELRC, LNCC, REXI, TWFC and UCP;
                       (2) Nasdaq; (3) S&P 500 Composite;
                     and (4) Dow Jones Industrial Average]





PROJECT HORIZON               1-14               U.S. BANCORP PIPER JAFFRAY INC.

 OVERVIEW OF TRANSACTION
--------------------------------------------------------------------------------
    TRANSACTION BACKGROUND

    - On September 8, 1999, Horizon received a non-binding proposal from its Chairman and Chief Executive Officer to purchase all of the outstanding shares of the Company not currently owned or controlled.

         - Currently, the Chairman and Chief Executive Officer owns 3,802,126 shares of Horizon's common stock, or approximately 57.3% of the outstanding shares.

    - U.S. Bancorp Piper Jaffray Inc. ("US Bancorp Piper Jaffray") was engaged by Horizon's Special Committee of the Board of Directors on September 15, 1999 to act as its exclusive financial advisor with respect to the above- referenced proposal.

PROJECT HORIZON                   2-1            U.S. BANCORP PIPER JAFFRAY INC.

 OVERVIEW OF TRANSACTION
--------------------------------------------------------------------------------
    PROPOSED DEAL STRUCTURE AND TERMS

      Structure              Merger of Company with and into a company
                             controlled by Horizon's Chairman and Chief
                             Executive Officer ("Acquiror")

      Per Share Merger
      Consideration          $5.25

      Shares Outstanding     6,636,253 (as of January 24, 2000)

      Implied Equity Value
         Shares Outstanding  $34,840,328
         Vested Options         $770,696 (1)
                                --------
      Aggregate Implied
      Equity Value           $35,611,024

     (1) All vested plan options will receive cash proceeds equal to the difference between the offer price per share of $5.25 and the exercise price of the underlying plan option. All non-plan options will be canceled. As of January 24, 2000, the total number of vested plan options was 389,575 and the weighted average exercise price was $3.27.

PROJECT HORIZON                   2-2            U.S. BANCORP PIPER JAFFRAY INC.

DUE DILIGENCE PROCEDURES
--------------------------------------------------------------------------------

   US Bancorp Piper Jaffray worked extensively with Horizon's Special Committee of the Board of Directors and Company management throughout the Fall of 1999 and up to the date of this presentation in connection with its role as financial advisor. During the course of due diligence in connection with the rendering of its Fairness Opinion, US Bancorp Piper Jaffray has, among other things, undertaken the following:

   1) Completed general business and financial due diligence with certain members of Horizon's senior management team regarding the Company's financial condition, operating performance and future prospects.

   2) Participated in/attended meetings with Horizon's Special Committee of the Board of Directors.

   3) Reviewed certain publicly available business and financial information relating to the Company which we deemed to be relevant, including Reports on Form 10-K for the fiscal years ended March 31, 1997, 1998 and 1999 and Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998, December 31, 1998, June 30, 1999 and September 30, 1999.

   4)   Reviewed the Company's March 31, 1999 shareholder proxy materials.

   5) Reviewed interim monthly financial and operating data for July, August, October and November 1999.

   6) Reviewed a projection model prepared by the Company, covering the fiscal years ending March 31, 2000 through 2005.

PROJECT HORIZON                   3-1            U.S. BANCORP PIPER JAFFRAY INC.

 DUE DILIGENCE PROCEDURES
--------------------------------------------------------------------------------

    CONTINUED

   7) Reviewed copies of Company press releases over the past three fiscal years.

   8) Reviewed historical price/volume trading activity in the Company's common stock.

   9) Completed portfolio run-off and liquidation valuation analyses with respect to the Company's operating and direct finance lease portfolios.

   10) Completed a discounted dividend stream analysis utilizing the five year projection model prepared by the Company.

   11) Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant.

   12) Compared the implied premium inherent in certain comparable merger and acquisition transactions deemed relevant to Horizon's pre-announcement trading price.

   13) Compared certain financial and market performance data of Horizon with comparable data of publicly traded entities deemed similar to Horizon.

   14) Reviewed such other operating and financial data and such other matters as we deemed necessary, including our assessment of general economic, industry and financial market conditions.

PROJECT HORIZON                   3-2            U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------

PORTFOLIO RUN-OFF SCENARIO

                   Residual Realization as a Percent of Net Book Value

                          75%             100%            125%
      DISCOUNT 14%     $32,013,012     $35,375,225     $38,741,271
      RATE     16%     $30,894,092     $34,146,929     $37,404,751
               18%     $29,818,197     $32,965,743     $36,119,371

                   Residual Realization as a Percent of Net Book Value

                          75%             100%            125%
      DISCOUNT 14%     $  4.72         $   5.22        $   5.71
      RATE     16%     $  4.55         $   5.03        $   5.51
               18%     $  4.40         $   4.86        $   5.32

 Significant Assumptions:
 1) Fuly diluted shares outstanding as of 1/26/00: 6,783,052.
 2) Residual is realized at an assumed percentage of net book value one month after the date of the last firm-term contractual lease payment.
 3) 90-day notice is provided by all lessees currently classified as "Direct-Month to Month" (i.e., only three additional payments will be collected).
 4) As of September 30, 1999, $59.3 million of the Company's $85.3 million of debt was subject to prepayment penalties ranging from 1% to 2%.
  The prepayment penalties are not triggered until 75% of the debt is repaid in any calendar year. Thus, the prepayment penalties only apply to the remaining 25% and would range from $148,250 to $296,500. Due to the immateriality of the prepayment penalties, they have been excluded from this analysis.

PROJECT HORIZON                   4-1            U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------

PORTFOLIO LIQUIDATION/SALE SCENARIO

                   Residual Realization as a Percent of Net Book Value

                          75%             100%            125%
      DISCOUNT 14%     $29,421,555     $32,848,166     $36,274,777
      RATE     16%     $27,468,231     $30,805,489     $34,142,746
               18%     $25,572,131     $28,823,436     $32,074,742

                   Residual Realization as a Percent of Net Book Value

                          75%             100%             125%
      DISCOUNT 14%     $ 4.34            $4.84            $5.35
      RATE     16%     $ 4.05            $4.54            $5.03
               18%     $ 3.77            $4.25            $4.73


Significant Assumptions:
1) Fuly diluted shares outstanding as of 1/26/00: 6,783,052.
2) Residual is realized at an assumed percentage of net book value one month after the date of the last firm-term contractual lease payment.
3) 90-day notice is provided by all lessees currently classified as "Direct-Month to Month" (i.e., only three additional payments will be collected).
4) As of September 30, 1999, $59.3 million of the Company's $85.3 million of debt was subject to prepayment penalties ranging from 1% to 2%. The prepayment penalties are not triggered until 75% of the debt is repaid in any calendar year. Thus, the prepayment penalties only apply to the remaining 25% and would range from $148,250 to $296,500. Due to the immateriality of the prepayment penalties, they have been excluded from this analysis.

PROJECT HORIZON                   4-2            U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------

DISCOUNTED DIVIDEND STREAM ANALYSIS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

Sensitivity Analysis on Total Value of Dividend Stream - Aggregate Value

                                          Net Income Multiple
                                    7.0x          9.0x          11.0x
       DISCOUNT  14.0%            $31,364       $37,788        $44,211
       RATE      16.0%            $28,863       $34,751        $40,640
                 18.0%            $26,600       $32,007        $37,413

Sensitivity Analysis on Total Value of Dividend Stream - Per Share

                                    7.0x          9.0x          11.0x
       DISCOUNT  14.0%             $4.62         $5.57          $6.52
       RATE      16.0%             $4.26         $5.12          $5.99
                 18.0%             $3.92         $4.72          $5.52

NOTE:  ASSUMED 25% REQUIRED CAPITAL RATIO.


PROJECT HORIZON                4-3               U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------

COMPARABLE MERGER AND ACQUISITION TRANSACTION ANALYSIS


(IN THOUSANDS)                                     HORIZON    Minimum      Mean     Median     Maximum
Transaction Value/LTM Earnings (Through 9/30/99)     9.2x       2.6x      13.9x     12.7x       29.7x

Transaction Value/Book Value (As of 9/30/99)         1.1x       0.9x       1.5x      1.3x        2.4x



PROJECT HORIZON                4-4               U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------
IMPLIED PREMIUMS PAID ANALYSIS - MERGER AND ACQUISITION TRANSACTIONS

                                         HORIZON                 Minimum       Mean       Median      Maximum

                                  9/8/99(1)     1/26/00
                                  ---------------------
Implied Premium 1 Day Prior         23.5%         -7.7%          -29.3%       24.0%        30.7%       67.5%

Implied Premium 15 Days Prior       23.5%          1.2%          -33.2%       36.7%        40.7%       67.5%

Implied Premium 30 Days Prior       22.6%          2.4%          -50.7%       42.9%        38.5%      121.0%

IMPLIED PREMIUMS PAID ANALYSIS  - GOING PRIVATE TRANSACTIONS

                                         HORIZON                 Minimum       Mean       Median      Maximum

                                  9/8/99(1)     1/26/00
                                  ---------------------
Implied Premium 1 Day Prior         23.5%         -7.7%            2.6%       28.5%        22.6%       56.3%

Implied Premium 15 Days Prior       23.5%          1.2%            4.2%       31.1%        26.7%       58.7%

Implied Premium 30 Days Prior       22.6%          2.4%            3.6%       37.3%        39.0%       77.8%


(1) Announcement of receipt of proposal from management.

PROJECT HORIZON           4-5                    U.S. BANCORP PIPER JAFFRAY INC.

SUMMARY OF ANALYSES
--------------------------------------------------------------------------------

COMPARABLE PUBLIC COMPANY ANALYSIS

(IN THOUSANDS)                              HORIZON      Minimum     Mean      Median    Maximum
Price/Tangible Book Value (As of 9/30/99)     1.1x         0.2x      1.2x       0.9x      3.3x

Price/LTM Earnings (Through 9/30/99)          9.2x         1.1x      5.6x       6.9x      7.6x

Price/1999 Calendar Earnings                 11.4x         1.3x      9.7x       9.7x     18.1x

Price/2000 Calendar Earnings                  9.6x         0.9x     14.0x      10.3x     34.5x


PROJECT HORIZON                4-6               U.S. BANCORP PIPER JAFFRAY INC.

PORTFOLIO RUN-OFF AND LIQUIDATION/SALE ANALYSES
--------------------------------------------------------------------------------

  Overview

  PORTFOLIO RUN-OFF ANALYSIS

  - The portfolio run-off analysis assumes Horizon's leasing operations were to cease and its operating and direct finance lease portfolios run-off, with the Company servicing and collecting the remaining contractual lease payments. The priority on cash receipts is as follows: (i) retire Horizon's debt and then (ii) the remaining cash flow belongs to the Company's shareholders.

  PORTFOLIO LIQUIDATION/SALE ANALYSIS

  - The portfolio liquidation analysis calculates the present value of Horizon's existing operating and direct finance lease portfolios, net of the underlying debt.

  Key Assumptions

            - Equipment residual values are realized at an assumed percentage of net book value (75%, 100% or 125%) one month after the last contractual lease payment.

            - Lessees provide 90-day notice on all leases currently classified as month-to-month, resulting in the realization of three additional residual lease payments.

            -   Discount rates ranged from 14% to 18%.

PROJECT HORIZON                                  U.S. BANCORP PIPER JAFFRAY INC.

DISCOUNTED DIVIDEND STREAM ANALYSIS
--------------------------------------------------------------------------------

  Overview

      - The discounted dividend stream analysis is used to calculate a range of theoretical values for Horizon based upon the following two components: (i) the present value of future dividends that could be paid by Horizon while maintaining an assumed required capital ratio and (ii) the present value of Horizon's terminal value, which is an estimate of the future value of the Company, calculated as a multiple of estimated net income at the end of the projection period.

      Key Assumptions

            -    Projected net income derived from Horizon's projection model.

            - Implied dividend income assumes that Horizon maximizes its dividend payout each year, subject to the constraint of maintaining an assumed required capital ratio (tangible equity/tangible assets) of 25%.

            - Terminal value multiples ranged from 7.0x to 11.0x Horizon's fiscal 2005 net income.

            -    Discount rates ranged from 14% to 18%.

PROJECT HORIZON                                  U.S. BANCORP PIPER JAFFRAY INC.

HORIZON
                                                                         -----------------------------------------------------------
Discounted Dividend Stream Analysis                                                                  Piper Jaffray Inc.
(figures in thousands)                                                                     1/27/00                          12:18 PM
------------------------------------------------------------------------------------------------------------------------------------

                                                                         -----------------------------------------------------------
                                                                                                   Projected
                                                                         -----------------------------------------------------------
                                                                                              Year Ended March 31,
                                                                              2001        2002        2003        2004        2005
                                                                         -----------------------------------------------------------
Net Income                                                                $  3,991    $  6,265    $  6,781    $  6,604    $  6,184
Net Synergies                                                                    0           0           0           0           0
                                                                         -----------------------------------------------------------
                                                                          $  3,991    $  6,265    $  6,781    $  6,604    $  6,184
% Growth                                                                         NA       57.0%        8.2%       -2.6%       -6.4%

Dividend Payout Ratio                                                            0%          0%         29%        107%        105%

                                                                         -----------------------------------------------------------
Implied Dividend Income                                                   $      0    $      0    $  1,969    $  7,078    $  6,474

Terminal Value @ 9.0x 2005 Net Income                                     $      0    $      0    $      0    $      0    $ 55,656

                                                                         -----------------------------------------------------------
Total Value of Dividend Stream                                            $      0    $      0    $  1,969    $  7,078    $ 62,130

------------------------------------------------------------------------------------------------------------------------------------
Capital Structure
------------------------------------------------------------------------------------------------------------------------------------
End of Period Tangible Assets                                             $177,560    $188,096    $189,028    $187,134    $185,974
% Growth                                                                                     6%          0%         -1%         -1%
Required Capital Ratio                                                       20.38%      22.57%      25.00%      25.00%      25.00%
     Required Equity                                                        36,180      42,445      47,257      46,784      46,494

Beginning Tangible Stockholders' Equity (3/31/00)                         $ 32,189    $ 36,180    $ 42,445    $ 47,257    $ 46,784
Net Income                                                                $  3,991    $  6,265    $  6,781    $  6,604    $  6,184
                                                                         -----------------------------------------------------------
Ending Tangible Stockholders' Equity                                      $ 36,180    $ 42,445    $ 49,226    $ 53,861    $ 52,967
Implied Dividend Income - Excess Equity(1)                                $      0    $      0    $  1,969    $  7,078    $  6,474

     Ending Stockholders' Equity                                          $ 36,180    $ 42,445    $ 47,257    $ 46,784    $ 46,494

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
NET PRESENT VALUE (@ 25.00% EQUITY)            1/27/00
-------------------------------------------------------

NPV of Dividend Income                         $ 8,253
NPV of Terminal Value                          $26,498

                                            -----------
Total Value of Dividend Stream                 $34,751

Shares Outstanding:                              6,783

Per Share Value:                               $  5.12
--------------------------------------------------------

--------------------------------------------------------
Assumptions:
------------
Discount Rate                                     16.0%

Net Income Multiple:                               9.0x
--------------------------------------------------------

-------------------------------------------------------------------------
 Sensitivity Analysis on Total Value of Dividend Stream - Aggregate Value
-------------------------------------------------------------------------

                                       Net Income Multiple
                                           7.0x        9.0x       11.0x
                                    -------------------------------------
             Discount          14.0%   $31,364     $37,788     $44,211
               Rate            16.0%   $28,863     $34,751     $40,640
                               18.0%   $26,600     $32,007     $37,413
-------------------------------------------------------------------------

-------------------------------------------------------------------------
 Sensitivity Analysis on Total Value of Dividend Stream - Per Share
-------------------------------------------------------------------------


                                           7.0x        9.0x       11.0x
                                    -------------------------------------
             Discount          14.0%   $  4.62     $  5.57     $  6.52
               Rate            16.0%   $  4.26     $  5.12     $  5.99
                               18.0%   $  3.92     $  4.72     $  5.52
-------------------------------------------------------------------------


(1) Based on assumption that all excess capital is paid out in dividends.


PROJECT HORIZON

COMPARABLE MERGER AND ACQUISITION TRANSACTION ANALYSIS
--------------------------------------------------------------------------------
OVERVIEW

- The comparable merger and acquisition transaction analysis completed by US Bancorp Piper Jaffray included a review of transactions involving commercial specialty finance companies deemed similar to Horizon.

- The group of transactions analyzed had announcement dates ranging from January 1, 1996 to present and deal values not exceeding $100.0 million.

- Disclosed information regarding such transactions is often incomplete, however, especially for deals involving acquisitions of or by privately held companies. US Bancorp Piper Jaffray's analysis is based upon information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, certain databases and other sources believed to be reliable.

- The group of comparable merger and acquisition transactions was analyzed with respect to Horizon's transaction value/LTM earnings and transaction value/book value multiples.

     - Book value and earnings purchase price multiples in excess of 3.5x and 30.0x, respectively, were deemed not meaningful.



Project Horizon                                  U.S. Bancorp Piper Jaffray Inc.

IMPLIED PREMIUMS PAID ANALYSIS
--------------------------------------------------------------------------------
OVERVIEW

- US Bancorp Piper Jaffray reviewed premiums paid relative to pre-announcement trading prices for a group of merger and acquisition transactions involving commercial specialty finance companies deemed similar to Horizon. In addition, U.S. Bancorp Piper Jaffray reviewed premiums paid relative to pre-announcement trading prices for a group of going private transactions with deal values less than $100.0 million where the acquiror owned in excess of 50% of the entity's outstanding common stock.

- Both groups of transactions analyzed had announcement dates ranging from January 1, 1996 to present.

- This analysis examines the difference between the transaction value and the target's market capitalization at distinct points in time prior to the announcement of the transaction. US Bancorp Piper Jaffray's analysis is based upon information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, certain databases and other sources believed to be reliable.


Project Horizon                                  U.S. Bancorp Piper Jaffray Inc.

SELECTED FINANCE COMPANY DEALS 1/1/96 - 1/26/00
--------------------------------------------------------------------------------
PREMIUM ANALYSIS

ANNOUNCEMENT
DATE                     BUYER                                              SELLER
---------------------------------------------------------------------------------------------------------------
12/20/99                 Integrated Capital Associates Inc.      PSG        PS Group Holdings Inc.
11/12/99       AFS       Associates First Capital Corp.          AAC        Arcadia Financial Ltd.
10/7/99        INTU      Inuit Inc.                              RCCK       Rock Financial Corp.
9/23/99        TXT       Textron Inc.                            LTCH       Litchfield Financial Corp.
6/8/99         GM        General Motors Corp.                    BNY        Bank of New York Company, Inc.
4/19/99        HF        Heller Financial Inc.                   HCF        HealthCare Financial Partners Inc.
3/11/99        BVC       Bay View Capital Corp.                             Franchise Mortgage Acceptance Co.
3/8/99         CIT       CIT Group Inc.                          NCT        Newcourt Credit Group Inc.
3/8/99                   Rabobank                                           Tokai Bank Ltd.
1/29/99                  Atlantic Bank of New York               SFUN       Standard Funding Corp.
1/7/99         FNV       FINOVA Group Inc.                                  Sirrom Capital Corp.
12/16/98       REXI      Resource America Inc.                              Japan Leasing Corp.
11/9/98        AXP       American Express Co.                    ROCF       Rockford Industries Inc.
6/19/98                  An Inventor Group - Apollo
                           Mgmt & Interpool                      XTR        XTRA Corp.
4/20/98        AFS       Associates First Capital Corp.          PAY        Morgan Stanley Dean Witter & Co.
3/2/98         BANC      BankAtlantic Bancorporation                        Leasing Technology Inc.
11/17/97       NCT       Newcourt Credit Group Inc.                         Nomura International PLC
11/17/97                 Fidelity National Financial, Inc.       GFNL       Granite Financial Inc.
8/14/97                  Allied Capital Lending Corp.            ALII       Allied Capital Corp.
8/14/97                  Allied Capital Lending Corp.            ALII       Allied Capital Corp. II
8/12/97        USTB      UST Corp                                           Firestone Financial Corp.
2/14/97        TCB       TCF Financial Corp.                     WTNR       Winthrop Resources Corporation
11/18/96       PBCP      Provident Bancorp, Inc.                            Information Leasing Corporation
11/11/96       HFS       HFS Inc.                                PHH        PHH Corp.
11/1/96                  Undisclosed Buyer                       ZCO        Ziegler Companies, Inc.
7/25/96        TA        Transamerica Corporation                           Trans Ocean Ltd.
6/17/96        TRN       Trinity Industries Inc.                 TNI        Transcisco Industries Inc.
6/6/96                   GRS Holding Co. Ltd.                               AT&T Corp.
2/5/96         BVC       Bay View Capital Corporation            CTLI       CTL Credit, Inc.



                            TARGET STOCK  PRICE                                              IMPLIED PREMIUM
ANNOUNCEMENT    -----------------------------------------------              -----------------------------------------------
DATE            30 DAYS PRIOR     15 DAYS PRIOR     1 DAY PRIOR              30 DAYS PRIOR     15 DAYS PRIOR     1 DAY PRIOR
-------------   -----------------------------------------------              -----------------------------------------------
12/20/99           10.38              10.88            11.00                      NA                NA                NA
11/12/99            3.94               4.00             3.75                    24.4%             22.5%             30.7%
10/7/99            16.88              17.75            20.13                    36.3%             29.6%             14.3%
9/23/99            18.94              18.00            17.75                    29.4%             36.1%             38.0%
6/8/99                NA                 NA               NA                      NA                NA                NA
4/19/99            24.88              24.88            29.75                    40.7%             40.7%             17.6%
3/11/99               NA                 NA               NA                      NA                NA                NA
3/8/99             37.00              27.31            25.81                  - 50.7%            -33.2%            -29.3%
3/8/99                NA                 NA               NA                      NA                NA                NA
1/29/99             2.00               2.25             2.63                    75.0%             55.6%             33.3%
1/7/99                NA                 NA               NA                      NA                NA                NA
12/16/98              NA                 NA               NA                      NA                NA                NA
11/9/98             5.38               8.13            11.81                   121.0%             46.2%              0.6%

6/19/98            57.81              50.75            46.06                      NA                NA                NA
4/20/98            27.00              27.31            33.00                    21.6%             20.2%            - 0.5%
3/2/98                NA                 NA               NA                      NA                NA                NA
11/17/97              NA                 NA               NA                      NA                NA                NA
11/17/97           10.88              10.75            10.75                    65.6%             67.5%             67.5%
8/14/97            20.50              20.88            21.50                      NA                NA                NA
8/14/97            20.50              20.88            21.50                      NA                NA                NA
8/12/97               NA                 NA               NA                      NA                NA                NA
2/14/97               NA                 NA               NA                      NA                NA                NA
11/18/96              NA                 NA               NA                      NA                NA                NA
11/11/96           29.13              30.63            30.75                    70.0%             61.6%             61.0%
11/1/96            17.88              18.13            18.38                      NA                NA                NA
7/25/96               NA                 NA               NA                      NA                NA                NA
6/17/96            25.00              25.13            23.88                      NA                NA                NA
6/6/96                NA                 NA               NA                      NA                NA                NA
2/5/96             13.00              11.50            13.75                    38.5%             56.5%             30.9%

1996 - Present
----------------------------------------------
MAXIMUM         121.0%      67.5%       67.5%
MEAN             42.9%      36.7%       24.0%
MEDIAN           38.5%      40.7%       30.7%
MINIMUM         -50.7%     -33.2%      -29.3%
----------------------------------------------


Note:

(1)  Finance Company Deals not exceeding $100.0 million in transaction value.

SELECTED GOING PRIVATE DEALS 1/1/96 - 1/25/00
--------------------------------------------------------------------------------
PREMIUM ANALYSIS

ANNOUNCED     TARGET NAME                        TARGET BUSINESS DESCRIPTION        ACQUIROR NAME
-----------------------------------------------------------------------------------------------------------------------------
5/21/99       ThermoSpectra(Thermo Insir)        Mnfr precision imaging equip       Thermo Instrument Systems Inc
3/8/99        ENStar Inc                         Whl connectivity devices           Investor Group
9/4/97        Cinergi Pictures Entertainment     Pvd motion picture prodn svcs      Investor Group
7/9/97        Seaman Furniture Co                Own,op ret furniture stores        Investor Group
11/27/96      Central Tractor Farm & Country     Own,op tractor, hardware stores    JW Childs Equity Partners LP
10/10/96      WCI Steel Inc(Renco Group Inc)     Manufacture steel                  Renco Group Inc
7/3/96        Golden Poultry Co Inc              Produce, wholesale poultry         Gold Kist Inc
3/29/96       Great American Mgmt & Invt Inc     Invt advice and financial svcs     Equity Holdings,Chicago,IL
2/5/96        Customedix Corp                    Mnfr dental, medical products      CUS Acquisition Inc

                                                      VALUE OF
                                                     TRANSACTION     EQUITY VALUE            PREMIUM TO OFFER PRICE (%)
ANNOUNCED     ACQUIROR BUSINESS DESCRIPTION            ($MIL)           ($MIL)      1 DAY PRIOR  15 DAYS PRIOR  30 DAYS PRIOR
-----------------------------------------------------------------------------------------------------------------------------
5/21/99       Mnfr monitoring devices                   26.1             251.6          39.1          43.8           61.0
3/8/99        Investor group                            13.2              37.2          56.3          58.7           51.5
9/4/97        Investor group                            16.3              33.9          26.9          24.7           56.6
7/9/97        Investor group                            45.6             122.5          21.5          25.3           21.5
11/27/96      Investment company                        56.7             154.0          17.5          17.5           18.8
10/10/96      Mnfr steel products                       56.5             364.0          17.6          29.0           77.8
7/3/96        Produce, wholesale poultry                52.1             206.9          52.0          50.0           39.0
3/29/96       Investment firm                           63.3             459.8           2.6           4.2            3.6
2/5/96        Investment company                         3.6               7.8          22.6          26.7            5.6

1996-Present
--------------------------------------
Maximum         56.3%    58.7%   77.8%
Mean            28.5%    31.1%   37.3%
Median          22.6%    26.7%   39.0%
Minimum          2.6%     4.2%    3.6%
 --------------------------------------

Source: Securities Data Company, Inc.
Note:
(1) Going private deals not exceeding $100.0 million in transaction value where the acquiror owns at least 51% of the target's equity pre-acquisition and 100% of target's equity post-acquisition.

COMPARABLE PUBLIC COMPANY ANALYSIS
-------------------------------------------------------------------------------

- The objective of the comparable public company analysis is to identify a group of publicly traded companies deemed similar to Horizon. US Bancorp Piper Jaffray reviewed and compared certain publicly available financial, operating and market performance data for Horizon's comparable public company group.

- The comparable public company group was selected based upon, in part, U.S. Bancorp Piper Jaffray's expertise with companies in the commercial specialty finance industry. The comparable public company group is composed of the following entities:

        Amplicon, Inc. (AMPI)                    Resource America, Inc. (REXI)
        Electro Rent Corp (ELRC)                 T & W Financial, Inc. (TWFC)
        First Sierra Financial Inc (BTOB)        UniCapital Corp (UCP)
        Linc Capital, Inc. (LNCC)

- Our analysis includes a comparison of Horizon's financial data with the comparable public company group, including, among others, total revenues, net income, book value and projected earnings per share growth. Selected financial and market performance data for the comparable public company group and Horizon is summarized on the following pages.

- The comparable public company group was analyzed with respect to Horizon's price/tangible book value. Price/LTM earnings, price/1999 calendar year earnings and price/2000 calendar year earnings multiples.


Project Horizon                                  U.S. Bancorp Piper Jaffray Inc.

HORIZON
--------------------------------------------------------------------------------
Comparable Company Analysis                                              1/27/00
($ in millions except per share)                                           12:18



                                                                                                                       AVERAGE
                                               LTM                                          NET           MARKET        DAILY
TICKER                                       QUARTER                         NET          MARGIN          VALUE        VOLUME
SYMBOL               COMPANY                   DATE         REVENUES       INCOME           (%)         OF EQUITY      (000S)
------      --------------------------       -------        --------       ------         ------        ---------      -------

COMPARABLE GROUP

AMPI        AMPLICON INC                      9/99           $ 70.7        $ 19.5          27.6           $135.3         0.0
ELRC        ELECTRO RENT CORP                11/99           $252.4        $ 26.3          10.4           $273.8         0.0
BTOB        FIRST SIERRA FINANCIAL INC        9/99           $ 85.7         ($4.4)           NM           $412.4         0.3
LNCC        LINC CAPITAL INC                  9/99           $ 82.5         ($0.2)           NM           $ 27.0         0.0
REXI        RESOURCE AMERICA INC              9/99           $134.8        $ 28.5          21.1           $151.8         0.2
TWFC        T & W FINANCIAL CORP              9/99           $ 67.0        $  4.0           6.0           $  7.4         0.0
UCP         UNICAPITAL CORP                   9/99           $821.0        $ 23.9           2.9           $181.3         0.2

            MAXIMUM                                                                        27.6
            MEAN                                                                           13.6
            MEDIAN                                                                         10.4
            MINIMUM                                                                         2.9

SUNL        SUNRISE INTL LEASING CORP         9/99           $ 64.8        $  3.9           5.9           $ 35.7         0.0


                                                                                      01/26/00
                                                                                       STOCK
                                                      STOCK                            PRICE AS       52 WEEK PRICE RANGE
TICKER                                                PRICE                           A % OF 52      ---------------------
SYMBOL               COMPANY                          01/26/00                        WEEK HIGH       LOW            HIGH
------      --------------------------                --------                        ---------      -----          ------

COMPARABLE GROUP

AMPI        AMPLICON INC                              $11.63                            75.0%        $8.00     -    $15.50
ELRC        ELECTRO RENT CORP                         $11.13                            79.5%        $9.00     -    $14.00
BTOB        FIRST SIERRA FINANCIAL INC                $21.75                            72.2%        $8.13     -    $30.13
LNCC        LINC CAPITAL INC                          $ 5.13                            52.6%        $3.88     -    $ 9.75
REXI        RESOURCE AMERICA INC                      $ 6.88                            37.2%        $6.50     -    $18.50
TWFC        T & W FINANCIAL CORP                      $ 0.88                             5.1%        $0.63     -    $17.25
UCP         UNICAPITAL CORP                           $ 3.44                            40.4%        $1.56     -    $ 8.50

            MAXIMUM                                                                     79.5%
            MEAN                                                                        51.7%
            MEDIAN                                                                      52.6%
            MINIMUM                                                                      0.1%

SUNL        SUNRISE INTL LEASING CORP                 $ 5.38                            92.5%        $2.88     -    $ 5.81

            Financial data provided by Compustat Data Service.
            Analyst:  ILS

HORIZON
-------------------------------------------------------------------------------------------------------------
Comparable Company Analysis                                                                          1/27/00
($ in Millions Except Per Share)                                                                       12:18


                                                     P/E RATIOS                         MARKET       1999
                                        ----------------------------------              VALUE/     CAL. P/E
                                FISCAL      LATEST      1999       2000     "COMPANY   TANGIBLE   AS A % OF
                                YEAR        TWELVE    CALENDAR   CALENDAR   VALUE"/    COMMON     5-YEAR EPS
        COMPANY                  END        MONTHS      YEAR       YEAR     REVENUE    EQUITY      GROWTH
------------------------       -------    ---------  ---------- ---------- ---------  --------   ------------

COMPARABLE GROUP
----------------
AMPLICON INC                     6/99      7.6          NA          NA      4.3x        0.9x           NA
ELECTRO RENT CORP                5/99       NA          NA          NA      1.4x        1.8x           NA
FIRST SIERRA FINANCIAL INC      12/98       NM          NM        34.5     12.4x        3.3x           NA
LINC CAPITAL INC                12/98       NM          NM         5.7      5.4x        1.0x           NA
RESOURCE AMERICA INC             9/99      6.3          NA          NA      4.7x        0.6x           NA
T & W FINANCIAL CORP            12/98      1.1         1.3         0.9      3.6x        0.2x           NA
UNICAPITAL CORP                 12/98      7.5        18.1        14.9      3.4x        0.8x       103.4%


MAXIMUM                                    7.6        18.1        34.5     12.4x        3.3x       103.4%
MEAN                                       5.6         9.7        14.0      5.0x        1.2x       103.4%
MEDIAN                                     6.9         9.7        10.3      4.3x        0.9x       103.4%
MINIMUM                                    1.1         1.3         0.9      1.4         0.2          1.0

SUNRISE INTL LEASING CORP        6/99     10.5          NA          NA      1.7x        1.1x           NA

                                                          EPS ESTIMATES(1)
                              ------------------------------------------------------------------
                                          1999         1999       2000        2000        2001
                                 EPS     Fiscal      Calendar    Fiscal     Calendar     Fiscal
                                (LTM)     Year         Year       Year        Year        Year
                              --------  --------   -----------  --------  -----------  ---------

        COMPANY
------------------------

COMPARABLE GROUP
----------------
AMPLICON INC                    $1.53       $1.60       NA         NA          NA          NA
ELECTRO RENT CORP               $1.05          NA       NA         NA          NA          NA
FIRST SIERRA FINANCIAL INC     ($0.12)      $0.11    $0.11      $0.63       $0.63       $1.20
LINC CAPITAL INC               ($0.03)      $0.06    $0.06      $0.90       $0.90          NA
RESOURCE AMERICA INC            $1.09       $1.09       NA         NA          NA          NA
T & W FINANCIAL CORP            $0.78       $0.65    $0.65      $1.00       $1.00          NA
UNICAPITAL CORP                 $0.46       $0.19    $0.19      $0.23       $0.23          NA


MAXIMUM
MEAN
MEDIAN
MINIMUM

SUNRISE INTL LEASING CORP       $0.51       $0.45       NA         NA          NA          NA


(1) Estimates provided as of 1/25/00 by the Institutional Brokers' Estimate Service (IBES)

HORIZON
--------------------------------------------------------------------------------
Comparable Company Analysis                                              1/27/00
($ in millions except per share)                                           12:18

                                                                                    FISCAL YEAR END
                                                                                       COMPOUND
                                                                                       REVENUE %
                                                         REVENUES                   GROWTH RATES (1)
                                  LATEST    -----------------------------------      (-2 YEARS TO
         COMPANY                   YEAR     -2 YEARS    -1 YEAR    LATEST YEAR       LATEST YEAR)
---------------------------       ------    --------    -------    ------------    -----------------

COMPARABLE GROUP
----------------
AMPLICON INC                        6/99     $  64.1     $  65.8      $  71.2              5.4
ELECTRO RENT CORP                   5/99     $ 150.5     $ 255.5      $ 269.7             33.9
FIRST SIERRA FINANCIAL INC         12/98     $  23.4     $  51.6      $  61.1             61.7
LINC CAPITAL INC                   12/98     $  36.1     $  41.7      $  73.0             42.3
RESOURCE AMERICA INC                9/99     $  32.9     $  81.1      $ 145.1            109.9
T & W FINANCIAL CORP               12/98     $  19.5     $  29.3      $  65.3             83.0
UNICAPITAL CORP                    12/98          NA          NA      $ 510.9               NA


Maximum                                                                                  109.9
Mean                                                                                      56.0
Median                                                                                    52.0
Minimum                                                                                    5.4

SUNRISE INTL LEASING CORP           6/99     $  43.0     $  49.1      $  51.6              9.6

                                                                           FISCAL YEAR END
                                                                              COMPOUND
                                                                                EPS %            5-YEAR
                                          EARNINGS PER SHARE               GROWTH RATES (1)    ESTIMATED
                                 -----------------------------------       (-2 YEARS TO          EPS %
         COMPANY                  -2 YEARS    -1 YEAR    LATEST YEAR        LATEST YEAR)     GROWTH RATE
---------------------------      ---------    -------    -----------      -----------------   -----------

COMPARABLE GROUP
----------------
AMPLICON INC                      $  1.31     $  1.55      $  1.60               10.5               NA
ELECTRO RENT CORP                 $  0.97     $  1.29      $  0.96               -0.5               NA
FIRST SIERRA FINANCIAL INC        $  0.41     $  1.03     ($  0.43)                NM             60.0
LINC CAPITAL INC                  $  0.45     $  0.72      $  0.86               38.2             25.0
RESOURCE AMERICA INC              $  0.62     $  0.84      $  1.60               60.6               NA
T & W FINANCIAL CORP              $  1.06     $  1.14      $  2.00               37.4               NA
UNICAPITAL CORP                        NA          NA      $  0.72                 NA             17.5


MAXIMUM                                                                          60.6             60.0
MEAN                                                                             29.2             34.2
MEDIAN                                                                           37.4             25.0
MINIMUM                                                                          -0.5             17.5

SUNRISE INTL LEASING CORP        ($  0.35)    $  0.29      $  0.45                 NM               NA

HORIZON
--------------------------------------------------------------------------------
Comparable Company Analysis                                              1/27/00
($ in millions except per share)                                           12:18









                                             BOOK VALUE
                                   ---------------------------------
                                      FYE               QUARTERLY             RECENT              SHARES
                                   INTANGIBLE          STOCKHOLDERS'          PRICE            OUTSTANDING            MARKET
      COMPANY                        ASSETS               EQUITY              1/26/00     X       (000s)    =     CAPITALIZATION  +
----------------------------       ----------          -------------          -------          -----------        --------------
COMPARABLE GROUP
----------------
AMPLICON INC                         $  0.0               $155.2              $11.63              11,640             $135.3
ELECTRO RENT CORP                    $ 60.6               $209.0              $11.13              24,614             $273.8
FIRST SIERRA FINANCIAL INC           $ 41.4               $165.4              $21.75              18,963             $412.4
LINC CAPITAL INC                     $ 15.5               $ 42.4              $ 5.13               5,265             $ 27.0
RESOURCE AMERICA INC                 $  0.0               $254.7              $ 6.88              22,074             $151.8
T & W FINANCIAL CORP                 $ 19.8               $ 57.6              $ 0.88               8,431             $  7.4
UNICAPITAL CORP                      $616.2               $833.2              $ 3.44              52,743             $181.3



SUNRISE INTL LEASING CORP            $  0.0               $ 31.5              $ 5.38               6,633             $ 35.7


                                                                       LATEST QUARTERLY DATA
                                   -------------------------------------------------------------------------
                                   LONG-TERM           SHORT-TERM          PREFERRED              CASH ON            "COMPANY
      COMPANY                        DEBT        +       DEBT        +       STOCK       -     BALANCE SHEET    =      VALUE"
----------------------------       ---------           ----------          ---------           -------------          -------
COMPARABLE GROUP
----------------

AMPLICON INC                         $  234.7            $0.0                 $0.0                 $65.1             $  304.9
ELECTRO RENT CORP                    $   68.4            $0.0                 $0.0                 $ 0.9             $  341.4
FIRST SIERRA FINANCIAL INC           $  680.6            $0.0                 $0.5                 $28.0             $1,065.5
LINC CAPITAL INC                     $  430.0            $0.0                 $0.0                 $ 9.1             $  447.8
RESOURCE AMERICA INC                 $  517.4            $6.9                 $0.0                 $45.4             $  630.7
T & W FINANCIAL CORP                 $  235.3            $0.0                 $0.0                 $ 0.4             $  242.3
UNICAPITAL CORP                      $2,676.8            $0.0                 $0.0                 $40.1             $2,818.0



SUNRISE INTL LEASING CORP           $    76.8            $0.0                 $0.0                $  2.4             $  110.1